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Exhibit 3.3


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            EXITE JEWELRY.COM, INC.


It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Exite Jewelry.com, Inc.

         2. The certificate of incorporation of the Corporation is hereby amended by deleting Article 1 thereof and substituting in lieu of said Article the following:

                  "ARTICLE 1. NAME
                   The name of the Corporation is NetJewels.com, Inc."

         3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.


Dated: September 29, 1999


                                       By: /s/ Daniel Berkovits
                                           ---------------------
                                       Daniel Berkovits, Chief Executive Officer